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                                    23(d)(1)a
   Investment Advisory Agreement (updated Schedule A only, dated May 1, 2009)

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                            TRANSAMERICA SERIES TRUST
                          INVESTMENT ADVISORY AGREEMENT
                                   SCHEDULE A
                          EFFECTIVE AS OF: MAY 1, 2009

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
              PORTFOLIO                                PERCENTAGE OF AVERAGE DAILY NET ASSETS                    EFFECTIVE DATE
------------------------------------    --------------------------------------------------------------------   -----------------
Transamerica American Century Large     0.835% of the first $250 million of average daily net assets; 0.80%      March 1, 2001
Company Value VP                        over $250 million up to $400 million; 0.775% over $400 million up to $750 million; 0.70% in excess of $750 million

Transamerica Asset Allocation -         0.10%                                                                     May 1, 2002
Conservative VP

Transamerica Asset Allocation -         0.10%                                                                     May 1, 2002
Growth VP

Transamerica Asset Allocation -         0.10%                                                                     May 1, 2002
Moderate Growth VP

Transamerica Asset Allocation -         0.10%                                                                     May 1, 2002
Moderate VP

Transamerica Balanced VP                0.80% of the first $250 million of average daily net assets; 0.75%        May 1, 2002
                                        over $250 million to $500 million; 0.70% over $500 million up to
                                        $1.5 billion; 0.625% of average daily net assets over $1.5 billion

Transamerica BlackRock Global           0.05% (TAM currently intends to waive its investment advisory fee)        May 1, 2009
Allocation VP

Transamerica BlackRock Large Cap        0.80% of first $250 million of average daily net assets; 0.775%         January 1, 1997
Value VP                                over $250 million up to $750 million; 0.75% of average daily net assets over $750 million

Transamerica BlackRock Tactical         0.10% of the first billion of average daily net assets; and 0.08%         May 1, 2009
Allocation VP                           in excess of $1 billion

Transamerica Capital Guardian Value     0.80% of the first $500 million of average daily net assets; 0.775%       May 1, 2002
VP                                      over $500 million up to $1 billion; 0.65% over $1 billion up to $2 billion; 0.625% of average daily net assets in excess of $2 billion

Transamerica Clarion Global Real        0.80% of the first $250 million of average daily net assets; 0.775%       May 1, 1998
Estate Securities VP                    over $250 million up to $500 million; 0.70% over $500 million up to
                                        $1 billion; 0.65% in excess of $1 billion

Transamerica Convertible Securities     0.75% of the first $250 million of average daily net assets; 0.70%        May 1, 2002
VP                                      of average daily net assets in excess of $250 million

Transamerica Efficient Markets VP       0.42% of the first $50 million; 0.40% over $50 million up to $250      November 10, 2008
                                        million; and 0.38% in excess of $250 million

Transamerica Equity II VP               0.30%                                                                  December 30, 2003

Transamerica Equity VP                  0.75% of the first $500 million of average daily net assets; 0.70%        May 1, 2002
                                        over $500 million to $2.5 billion; 0.65% of average daily net assets in excess of $2.5 billion.
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
              PORTFOLIO                                PERCENTAGE OF AVERAGE DAILY NET ASSETS                    EFFECTIVE DATE
------------------------------------    --------------------------------------------------------------------   -----------------
Transamerica Federated Market           0.75% of the first $500 million; 0.675% over $500 million up to         January 1, 1997
Opportunity VP                          $750 million; 0.65% in excess of $750 million

Transamerica Growth Opportunities VP    0.80% of the first $250 million of average daily net assets; 0.75%        May 1, 2002
                                        over $250 million up to $500 million 0.70% of average daily net assets over $500 million

Transamerica Hanlon Balanced VP         0.90% of the first $500 million; 0.875% over $500 million up to $1        May 1, 2009
                                        billion; 0.85% in excess of $1 billion

Transamerica Hanlon Growth VP           0.90% of the first $500 million; 0.875% over $500 million up to $1        May 1, 2009
                                        billion; 0.85% in excess of $1 billion

Transamerica Hanlon Growth and          0.90% of the first $500 million; 0.875% over $500 million up to $1        May 1, 2009
Income VP                               billion; 0.85% in excess of $1 billion

Transamerica Hanlon Managed Income VP   0.90% of the first $500 million; 0.875% over $500 million up to $1        May 1, 2009
                                        billion; 0.85% in excess of $1 billion

Transamerica Index 50 VP                0.32% of the first $50 million of average daily net assets; 0.30%         May 1, 2008
                                        over $50 million up to $250 million; 0.28% of average daily net assets in excess of $250 million

Transamerica Index 75 VP                0.32% of the first $50 million of average daily net assets; 0.30%         May 1, 2008
                                        over $50 million up to $250 million; 0.28% of average daily net assets in excess of $250 million

Transamerica International Moderate     0.10%                                                                     May 1, 2006
Growth VP

Transamerica Jennison Growth VP         0.80% of the first $250 million of average daily net assets; 0.775%       May 1, 2002
                                        over $250 million up to $500 million; 0.70% over $500 million up to
                                        $1 billion; 0.675% over $1 billion up to $1.5 billion; 0.65% of average daily net assets in excess of $1.5 billion

Transamerica JPMorgan Core Bond VP      0.45% of the first $750 million; 0.40% over $750 million up to          January 1, 1998
                                        $1billion; 0.375% in excess of $1billion

Transamerica JPMorgan Enhanced Index    0.74% of the first $750 million of average daily net assets; 0.69%        May 1, 2002
VP                                      over $750 million up to $1 billion; 0.65% in excess of $1 billion

Transamerica JPMorgan Mid Cap Value     0.85% of the first $100 million of average daily net assets; 0.80%        May 1, 1999
VP                                      of average daily net assets over $100 million

Transamerica Legg Mason Partners All    0.80% of the first $500 million of average daily net assets; 0.675%       May 1, 1999
Cap VP                                  of average daily net assets in excess of $500 million

Transamerica Marsico Growth VP          0.80% of the first $250 million of average daily net assets; 0.75%        May 1, 1999
                                        of the next $250 million; 0.70% of the next $500 million; 0.60% of average daily net assets in excess of $1 billion

Transamerica MFS High Yield VP          0.725% of the first $250 million of average daily net assets;             May 1, 2002
                                        0.715% over $250 million up to $500 million; 0.71% over $500 million up to $750 million; 0.68% over $750 million up to $1 billion; 0.67% of average daily net assets in excess of $1 billion

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
              PORTFOLIO                                PERCENTAGE OF AVERAGE DAILY NET ASSETS                    EFFECTIVE DATE
------------------------------------    --------------------------------------------------------------------   -----------------
Transamerica MFS International          0.925% of the first $250 million of average daily net assets; 0.90%       May 1, 2002
Equity VP                               over $250 million up to $500 million; 0.85% over $500 million up to
                                        $1 billion; 0.80% in excess of $1 billion

Transamerica Money Market VP            0.35%                                                                     May 1, 2002

Transamerica Munder Net50 VP            0.90%                                                                     May 1, 2001

Transamerica PIMCO Total Return VP      0.675% of the first $250 million of average daily net assets; 0.65%       May 1, 2002
                                        over $250 million up to $750 million; 0.60% of average daily net assets in excess of $750 million

Transamerica ProFund UltraBear VP       0.85% of the first $250 million; 0.80% over $250 Million up to $750       May 1, 2009
                                        million; and 0.75% in excess of $750 million

Transamerica Science & Technology VP    0.78% of the first $500 million of average daily net assets; 0.70%        May 1, 2000
                                        in excess of $500 million

Transamerica Small/Mid Cap Value VP     0.80% of the first $500 million of average daily net assets; 0.75%        May 1, 2004
                                        of average daily net assets over $500 million

Transamerica T. Rowe Price Equity       0.75% of the first $250 million of average daily net assets; 0.74%        May 1, 2002
Income VP                               over $250 million up to $500 million; 0.75% of average daily net assets in excess of $500 million

Transamerica T. Rowe Price Growth       0.80% of the first $250 million of average daily net assets; 0.775%       May 1, 2002
Stock VP                                of average daily net assets in excess of $250 million

Transamerica T. Rowe Price Small        0.75%                                                                     May 1, 1999
Cap VP

Transamerica Templeton Global VP        0.75% of the first $500 million of average daily net assets; 0.725%     January 1, 1997
                                        over $500 million up to $1.5 billion; 0.70% of average daily net assets over $1.5 billion

Transamerica Third Avenue Value VP      0.80%                                                                   January 1, 1998

Transamerica U.S. Government            0.55%                                                                     May 1, 2002
Securities VP

Transamerica Value Balanced VP          0.75% of the first $500 million of average daily net assets; 0.65%      January 1, 1997
                                        over $500 million up to $1 billion; 0.60% of average daily net assets over $1 billion

Transamerica Van Kampen Active          0.85% of the first $250 million of average daily net assets; 0.80%        May 1, 2002
International Allocation VP             of the average daily net assets over $250 million up to $1 billion;

                                        0.775% of average daily net assets over $1 billion

Transamerica Van Kampen Large Cap       0.75% of the first $250 million of average daily net assets; 0.70%        May 1, 2002
Core VP                                 of average daily net assets over $250 million

Transamerica Van Kampen Mid-Cap         0.80% of the first $1 billion of average daily net assets; 0.775%       January 1, 1997
Growth VP                               of average daily net assets over $1 billion
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